Exhibit 99.1

AVRA Medical Robotics, Inc. (OTC: AVMR)

New Auditors

For Immediate Release

ORLANDO, FL - [January 28, 2021] – AVRA Medical Robotics, Inc. (“AVRA” or “the Company”) (OTC: AVMR) today issued the following update:

On January 26, 2021, the board of directors of AVRA authorized the engagement of D. Brooks and Associates CPAs P.A. as the Company’s new auditors to replace the prior auditors of DeLeon & Company due the passing of the latter’s Principal and thus the cessation of operations for that company.

ENDS.

Note to Editors:

About AVRA Medical Robotics

AVRA Medical Robotics, Inc., (OTC: AVMR) is a medical software and artificial intelligence company building a fully autonomous medical robotic system combining artificial intelligence, machine learning and proprietary software.

It is empowering doctors and the practice of surgery through the use of software and artificial intelligence.

AVRA, with a research agreement in place with the University of Central Florida known for its advances in robotics and guidance systems, is developing a fully autonomous surgical robotic system that “robotizes” a wide range of surgical procedures using surgical and non-surgical devices and instruments which are currently being performed by human hands.

AVRA is concentrating its research and development efforts to meet the rising expectations of patients and practitioners for the precision, efficiencies and safety offered by robotics, artificial intelligence and proprietary software when combined with proven medical devices and surgical instruments.

AVRA’s current focus is developing a treatment-independent precision guidance system, applicable to a variety of minimally and non-invasive procedures, to leverage the growing demand for practical medical robotic devices, with an initial focus on skin resurfacing aesthetic procedures.

For more information visit the company’s website at www.avramedical.com.

Forward Looking Statements

This press release may contain statements that are not historical facts and are considered forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995.

The words “anticipate,” “assume,” “believe,” “estimate,” “expect,” “will,” “intend,” “may,” “plan,” “project,” “should,” “could,” “seek,” “designed,” “potential,” “forecast,” “target,” “objective,” “goal,” or the negatives of such terms or other similar expressions to identify such forward-looking statements. These statements relate to future events or AVRA’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.